UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 10, 2018
Date of Report (date of earliest event reported)

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iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2018, the compensation committee of the board of directors (the “Compensation Committee”) of iPic Entertainment Inc. (the “Company”) approved bonus awards for the year ended December 31, 2017 for the Company’s named executive officers identified in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 1, 2018 (the “Annual Report”). As of the filing of the Annual Report, the amounts of the bonus awards for the year ended December 31, 2017 for the named executive officers had not been determined and, therefore, were not included in the 2017 summary compensation table included in the Annual Report. The Compensation Committee determined to pay bonus awards for 2017 in the form of 75% in cash and 25% in options to purchase shares of the Company’s Class A common stock. All other compensation for the Company’s named executive officers for the year ended December 31, 2017 was previously reported by the Company in the summary compensation table included in the Annual Report.

Pursuant to Item 5.02(f) of Form 8-K, the amounts of the bonus awards for the year ended December 31, 2017 (as reflected in the “Option Awards” and “Non-Equity Incentive Plan Compensation” columns) and the total compensation for the year ended December 31, 2017 for the named executive officers, recalculated to include the bonus awards for the year ended December 31, 2017, are included in the summary compensation table below. No other amounts have changed.

Name & Principal Position	Year	Salary ($)		Unit Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Hamid Hashemi,	2017	904,565		2,397,476	181,620	544,859	18,496	4,047,016
President and Chief Executive Officer	2016	861,491		-	-	861,491	21,035	1,744,017

Paul Safran,	2017	382,500		2,185,988	38,967	116,902	-	2,724,357
Senior Vice President, General Counsel and Secretary	2016	361,605		-	-	180,803	-	542,408

Sherry Yard,	2017	249,696		1,092,994	27,311	81,932	-	1,451,933
Chief Operating Officer

Paul Westra	2017	242,308	(5)	1,092,994	20,066	60,198	-	1,415,566
Chief Financial Officer and Treasurer

Clark Woods,	2017	275,604		1,092,994	19,327	57,980	-	1,445905
Vice President – Films	2016	270,200		-	-	81,060		351,260

(1)	These awards contained a substantive performance condition for the completion of the IPO. The awards were issued from iPic Entertainment. Compensation expense was recognized on the date of the IPO. For more information, refer to Note 12 Subsequent Events to the consolidated financial statements included in the Annual Report.
(2)	The amounts in this column are composed of (i) awards that were originally issued by iPic-Gold Class and migrated to iPic on February 1, 2018 in connection with our IPO and (ii) the stock-option portion of each named executive officer’s 2017 bonus as follows: for Mr. Hashemi $1,742,425 for the IPO stock option grants and $181,620 for the stock option portion of his 2017 bonus award; for Mr. Safran $1,045,455 for the IPO stock option grants and $38,967 for the stock option portion of his 2017 bonus award; for Ms. Yard $801,516 for the IPO stock option grants and $27,311 for the stock option portion of her 2017 bonus award; for Mr. Westra $724,980 for the IPO stock option grants and $20,066 for the stock option portion of his 2017 bonus award; and for Mr. Woods $627,273 for the IPO stock option grants and $19,327 for the stock option portion of his 2017 bonus award. The valuation assumptions used in determining the amounts of the IPO stock option grants appear in Note 5 Members Deficit to the consolidated financial statements included in the Annual Report.
(3)	The amounts in this column reflect the cash portion of the 2017 bonus payouts.
(4)	The amount set forth under the “All Other Compensation” for Mr. Hashemi relates to reimbursement of automobile-related expenses.
(5)	This represents the pro-rated amount of base salary earned commencing in March 2017 when he commenced employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iPic Entertainment Inc.

Date: July 16, 2018	/s/ Paul Westra
Paul Westra
Chief Financial Officer